Atlas Corporate & Notary Supply Co., P.O. Box 1638, Skokie, IL 60076 (800) 833-7325

NUMBER                             (SEAL)                               SHARES
                   ORGANIZED UNDEER THE LAWS OF THE STATE OF
                                 NORTH CAROLINA

                                 HydroFlo, Inc.
           AUTHORIZED 20,000,000 COMMON SHARES OF $0.01 PAR VALUE EACH

         This Certifies That _______________________ is the owner of
____________ Shared of the Capital Stock of the above named Corporation, fully paid, non-assessable and transferable only on the books of the Corporation by the holder hereof in person on by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this Certificate to be singed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _______ day of __________________________

_________________________                       __________________________
                SECRETARY                                        PRESIDENT